Exhibit 23.1

Deloitte AG General-Guisan-Quai 38 8022 Zurich Switzerland Phone: +41 (0)58 279 6000 Fax: +41 (0)58 279 6600 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated March 14, 2019, relating to the consolidated financial statements of Auris Medical Holding Ltd. (formerly Auris Medical Holding AG) and its subsidiaries (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective adjustments for the effects of the reverse share split described in Note 21 to the consolidated financial statements) appearing in the Annual Report on Form 20-F of Auris Medical Holding Ltd. for the year ended December 31, 2018 and incorporated by reference in the Prospectus included in Registration Statement on Form F-1, Amendment No. 2 (No. 333-231114).

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli

Zurich, Switzerland
May 13, 2019